FIRST AMENDMENT TO
                     SMITHTOWN BANCORP RESTRICTED STOCK PLAN

      This Amendment to the SMITHTOWN BANCORP RESTRICTED STOCK PLAN is adopted by the Board of Directors of Smithtown Bancorp Inc. (the "Bancorp") and BANK OF SMITHTOWN (the "Bank") this 28th day of November 2006.

      WHEREAS, on January 26, 2005, the Board of Directors of the Bancorp and the Bank adopted the Smithtown Bancorp Restricted Stock Plan (the "Plan") which Plan was approved by the shareholders of the Bancorp at the annual meeting of such shareholders held on April 21, 2005, and

      WHEREAS, pursuant to Section 7 of the Plan, the Compensation Committee may recommend and the Board of Directors may adopt a different Restricted Period (as such term is defined in the Plan) at the Board's sole discretion, and

      WHEREAS, in recognition of Bradley E. Rock's years of service as Chief Executive Officer, the Bancorp's success during Bradley E. Rock's tenure and the difference in the duties of the Chief Executive Officer and the other participants in the Plan, the Compensation Committee recommended and the Board of Directors approved an amendment to the Plan which effects the restrictions on the shares awarded pursuant to the Plan to Bradley E. Rock,

      NOW, THEREFORE, in consideration of the foregoing and pursuant to Sections
(7) and (10) of the Plan, the Smithtown Bancorp Restricted Stock Plan is hereby amended as follows:

      1. Provided that the Chief Executive  Officer has reached the age of sixty
(60) years or more when he retires from employment with the Bank and he does not become employed by another banking institution in the New York metropolitan area, then he will not forfeit the Plan Shares (as such term is defined in the Plan) that were awarded to him prior to his retirement and the restrictions on those Plan Shares will lapse over the same period of time as if the Chief Executive Officer was continuing his employment with the Bank.

      2. The foregoing  amendment is incorporated  into the Plan at Section 7(d)
(iii) which hereinafter shall read as follows:

            "Except as otherwise determined by the Board, all of the Plan Shares on which the restrictions have not lapsed shall be forfeited and all rights of the Recipient to such Plan Shares shall terminate, without further obligations on the part of the Corporation, unless the Recipient remains in the continuous employment of the Corporation, the Bank or another subsidiary of the Corporation for the entire Restricted Period or, in the event a director no longer serves as a director of the Corporation, during the Restricted Period in relation to which such Plan Shares were granted. Notwithstanding the foregoing, except as otherwise determined by the Board, all of the Plan Shares awarded to the Chief Executive Officer on which the Restrictions have not lapsed shall not be forfeited by the Chief Executive Officer upon his retirement from employment, provided that: (a) the Chief Executive Officer has reached the age of sixty
            (60) years of age or more when he retires and (b) he does not become employed in any capacity with another banking institution in the New York metropolitan area. In that event, the Restrictions on the Plan Shares awarded to the Chief Executive Officer before his retirement will continue to lapse after his retirement over the same period of time provided in the Plan as if the Chief Executive Officer were continuing in his employment with the Bank.

      The foregoing amendment was approved and adopted as set forth in the first paragraph hereof and is effective as of the date of approval.

Bank of Smithtown                         Smithtown Bancorp Inc.


By: /s/                                   By: /s/
  --------------------------------          -------------------------------
         Anita Florek                             Anita Florek
         Executive Vice President                 Executive Vice President

                                SMITHTOWN BANCORP
                              RESTRICTED STOCK PLAN

This Restricted Stock Plan is adopted by the Boards of Directors of Smithtown Bancorp, Inc., a New York corporation and Bank of Smithtown, a New York state chartered bank on January 26, 2005 and has been approved by the shareholders of Smithtown Bancorp, Inc. at the meeting of such shareholders held on April 21, 2005.

1.    Purpose

      This Plan's purpose is to keep certain personnel of experience and ability in the employ of Bank of Smithtown (the "Bank") and directors of the Board of Directors of the Bank, also with experience and ability, and to compensate them for their contributions to the growth and profits of the Bank and thereby induce them to continue to make such contributions in the future.

2.    Definitions

      For purposes of this Plan, the following terms will have the definitions set forth below:

      a.    "Bank." Bank of Smithtown.

      b.    "Corporation." Smithtown Bancorp, Inc.

      c. "Board." The Bank's Board of Directors. Each director of the Bank is also a director of the Corporation.

      d. "Committee." The Compensation Committee as appointed from time to time by the Board, consisting of not less than four members. The Committee members must (1) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) be "outside directors" within the meaning of
            Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and (3) meet any independence standards promulgated by NASDAQ or by any stock exchange on which the Corporation's common stock, par value $.01 per share, is listed. No member of the Committee shall be eligible for selection as a person to whom shares may be allocated pursuant to this Plan at any time while he is serving on the Committee, except as provided in paragraph 4(c) herein.

      e.    "Date of  Issuance."  This term shall have the  meaning  supplied by
            Section 6(c), below.

      f.    "Plan." The Smithtown Bancorp Restricted Stock Plan.

      g. "Plan Share." The shares of common stock of the Corporation reserved pursuant to Section 3 thereof and any such shares issued to a Recipient pursuant to this Plan.

      h. "Recipient." An employee or director of the Bank to whom shares are allocated under this Plan, or such individual's designated beneficiary, surviving spouse, estate, or legal representative. For this purpose, however, any such beneficiary, spouse, estate, or legal representative shall be considered as one person with the employee or director, as the case may be.

      i.    "Restricted  Period." This phrase shall have the meaning supplied by
            Section 7(c), below.

3.    Plan Share Reserve

      a. Plan Share Reserve. The Corporation will establish a Plan Share Reserve to which will be credited 100,000 shares of the common stock of the Corporation, par value $.01 per share. Should the shares of the Corporation's common stock, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Corporation or of another corporation, the number of shares then remaining in the Plan Share Reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

      b. Adjustments to Reserve. Upon the allocation of shares hereunder, the Plan Share Reserve will be reduced by the number of shares so allocated, and upon the failure to make the required payment on the issuance of any Plan Shares pursuant to Section 6(a) (if any), upon the forfeiture of any such shares as provided in Section 7,d,iii hereof, or should any such Plan Shares be repurchased by the Corporation, the Plan Share Reserve shall be increased by such number of shares, and such Plan Shares may again be the subject of allocations hereunder.

      c. Distributions of Plan Shares. Distributions of Plan Shares, as the Board shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Plan Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4.    Eligibility and Making of Allocations

      a. Eligible Employees and Directors. Any salaried executive employee of the Bank who is a Senior Vice President or higher, the Executive Secretary of the Chief Executive Officer of the Bank, and any director of the Board ("Eligible Employees and Directors") shall be eligible to receive an allocation of Plan Shares pursuant to the Plan.

      b. Selection by the Committee. From the employees eligible to receive allocations pursuant to the Plan, the Committee may from time to time select those employees to whom it recommends that the Board make allocations. Such recommendations shall include a recommendation as to the number of Plan Shares that should be allocated to each such individual. In selecting those employees whom it wishes to recommend for allocations and in determining the number of Plan Shares it wishes to recommend, the Committee shall consider the position and responsibilities of the eligible employees, the value of their services to the Bank and such other factors as the Committee deems pertinent.

            In addition, the Committee may make recommendations with regard to directors of the Board who shall receive allocations under the Plan.

      c. Review by Board of Committee's Recommendations. As promptly as practicable after the Committee recommends making allocations pursuant to (b), above, the Board will review the Committee's recommendations and, in the Board's discretion, allocate to the employees and directors the Board selected from those employees and directors recommended by the Committee, a number of Plan Shares not in excess of the number recommended for each employee or director by the Committee. The date of such action by the Board shall be the "date of allocation," as that term is used in this Plan. Notwithstanding any other provision herein, any director who is a candidate for an allocation of Plan Shares shall recuse himself or herself and not participate in the discussion or vote by the Committee or the Board as to the allocation of Plan Shares to that person.

      d. Limit on Number of Allocable Shares. The total number of Plan Shares which may be allocated pursuant to this Plan will not exceed the amount available therefore in the Plan Share Reserve.

5.    Form of Allocations

      a. Number Specified. Each allocation shall specify the number of Plan Shares subject thereto, subject to the provisions of Section 4.

      b. Notice. When an allocation is made, the Board shall advise the Recipient and the Corporation thereof by delivery of written notice in the form of Exhibit A hereto annexed, with such revisions as the Committee may determine.

6.    Payment Required of Recipients

      a. Acceptance of Allocation. Within 15 days from the date of allocation, the Recipient shall, if he or she desires to accept the allocation, furnish written notice to the Bank of such acceptance. In the event the Board determines that a Recipient should make a payment for such Plan Shares, the Recipient, within fifteen (15) days of the allocation, shall, if he or she desires to keep the allocation, pay to the Corporation the amount determined to be the purchase price of the Plan Shares allocated, by certified or bank's cashier's check, at the offices of the Corporation's Treasurer.

      b. Investment Purpose. The Corporation may require that, in acquiring any Plan Shares, the Recipient agree with, and represent to, the Corporation that the Recipient is acquiring such Plan Shares for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such shares except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel (who shall be satisfactory to the Corporation), such transfer at such time complies with applicable securities laws.

      c. Written Agreement/Date of Issuance. Concurrently with making payment of the purchase price of Plan Shares pursuant to Section 6(a), if such payment is required, the Recipient shall deliver to the Corporation, in duplicate, an agreement in writing, signed by the Recipient, in form and substance as set forth in Exhibit B, below, with such revisions as the Committee may determine, and the Corporation will promptly acknowledge its receipt thereof. The date of such delivery and receipt shall be deemed the "Date of Issuance," as that phrase is used in this Plan, of the Plan Shares to which the shares relate. The failure to make such payment and delivery within 15 days from the date of allocation shall terminate the allocation of such shares to the Recipient.

7.    Restrictions

      a. Transfer/Issuance. Plan Shares, after the making of the payment and representation required by Section 6, if required, will be promptly issued or transferred and a certificate or certificates for such shares shall be issued in the Recipient's name. The Recipient shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Recipient will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions (subject to Section 7(b)) paid with respect to them, provided, however, that the shares shall be subject to the restrictions in Section 7(d). Stock certificates representing Plan Shares will be imprinted with a legend stating that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with this Plan's terms, and each transfer agent of the Common Stock shall be instructed to like effect in respect of such shares. In aid of such restriction, the Recipient shall, immediately upon receipt of the certificate(s) therefor, deposit such certificate(s) together with a stock power or other instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Committee, the expenses of such escrow to be borne by the Corporation.

      b. Stock Splits, Dividends, etc. If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient, as the owner of Plan Shares subject to restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be imprinted with a legend as provided in Section 7(a) and deposited by the Recipient as set forth above. When the event(s) described in the preceding sentence occur, all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed, provided, however, that if the Recipient shall receive rights, warrants or fractional interests in respect of any of such Plan Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Recipient free and clear of the restrictions hereafter set forth.

      c. Restricted Period. The term "Restricted Period" with respect to restricted Plan Shares (after which restrictions shall lapse) means a period starting on the Date of Issuance of such shares on an annual basis to the Recipient and ending in accordance with the following schedule:

                % of Plan Shares on
                Which Restrictions Lapse                  Date on which Restrictions Lapse
                ------------------------                  --------------------------------
                20% of the Plan Shares                    December  31 in year of  allocation  of Plan
                                                              Shares

                20% of the Plan Shares                    December  31 of the  first  year  after  the
                                                              year of allocation

                20% of the Plan Shares                    December  31 of the  second  year  after the
                                                              year of allocation

                20% of the Plan Shares                    December  31 of the  third  year  after  the
                                                              year of allocation

                20% of the Plan Shares                    December  31 of the  fourth  year  after the
                                                              year of allocation

            Notwithstanding the foregoing, the Committee may recommend and the Board may substitute an alternative Restricted Period which may be longer or shorter than the above stated Restricted Period, at the Board's sole discretion (and revise Exhibit A accordingly).

      d. Restrictions on Plan Shares. The restrictions to which restricted Plan Shares shall be subject are:

            Unless otherwise determined by the Committee, the Recipient shall have all rights of a shareholder with respect to the shares of restricted Plan Shares, including the right to receive dividends and the right to vote such Plan Shares, subject to the following restrictions:

            i. The Recipient shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth by the Board with respect to such Plan Shares;

            ii. None of the Plan Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in the Notice in Exhibit A with respect to such Plan Shares; and

            iii. Except as otherwise determined by the Board, all of the Plan Shares on which the Restrictions have not lapsed shall be forfeited and all rights of the Recipient to such Plan Shares shall terminate, without further obligation on the part of the Corporation, unless the Recipient remains in the continuous employment of the Corporation, the Bank or another subsidiary of the Corporation for the entire Restricted Period or, in the event a director no longer serves as a director of the Corporation, during the Restricted Period in relation to which such Plan Shares were granted.

            iv. Such other restrictions as the Board may determine in the Board's discretion, prior to the issuance of any Plan Shares.

      e. Lapse of Restricted Period. Notwithstanding any other provision herein, the restriction set forth in Section 7(d) hereof, with respect to the Plan Shares to which such Restricted Period was applicable, will lapse

            i. as to such shares in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as described in Section 7(c) or as otherwise determined by the Board, or

            ii. as to such shares in the event of the Recipient's death or Disability, or a Change in Control occurs.

            For purposes of this Agreement, "Disability" means a disability that would qualify as a total and permanent disability under the long term disability plan then in effect at the Bank for Bank employees at the onset of such total and permanent disability.

      For purposes of this Agreement, "Change in Control" means the occurrence of any one of the following events:

            (i) individuals who, on the date this Plan is approved as set forth above, (the "Approval Date"), constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Approval Date whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

            (ii) any "Person" (as defined under Section 3 (a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in
Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the

Corporation's then outstanding securities eligible to vote for the election of the Board (the Corporation Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Corporation or any entity in which the Corporation directly or indirectly beneficially owns more than 50% of the voting securities or interests (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Corporation or any Subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or
(D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

            (iii) the shareholders of the Corporation approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

            (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Corporation Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination.

            (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and

            (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation's assets.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of Corporation of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that if after the acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person to 35% or more, a change in control of the Corporation shall then occur.

f. Transfers Upon Death of Recipient. Nothing in this Plan will preclude the transfer of restricted Plan Shares, on the Recipient's death, to the Recipient's legal representatives or estate, nor preclude such representatives from transferring any of such shares to the person(s) entitled thereto by will or the laws of decent and distribution.

g. Delivery of Written Notice. All notices in writing required pursuant to this Section 7 will be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Corporation, attention Corporate Treasurer, and/or escrow agent at its principal office at 100 Motor Parkway, Suite 160, Hauppauge, New York 11788, and will be conclusively deemed given on the date of delivery, if delivered or on the first business day following the date of such mailing, if mailed.

8.    Finality of Determination

      The Committee will interpret and administer this Plan and construe its provisions, and any instrument or agreement relating to the Plan and any Awards granted pursuant to the Plan, and the Committee may establish, amend, suspend, or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan. Any determination by the Committee (except insofar as it will make recommendations only) in carrying out, administering, or construing this Plan will be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives. Notwithstanding the foregoing, the Board may administer the Plan and construe its provisions and have all other rights, powers, and authority granted to the Committee under the terms of this Plan at the sole discretion of the Board, and in such case, the Board shall have all of the rights, powers, and authority of the Committee.

9.    Limitations

      a. No Right to Allocation. No person will at any time have any right to receive an allocation of Plan Shares hereunder and no person will have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto.

      b. Rights of Recipients. Recipients of allocations will have no rights in respect thereof other than those set forth in the Plan. Except as provided in Sections 6(b) or 7(f), such rights may not be assigned or transferred except by will or by the laws of descent and distribution. If any attempt is made to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Plan Shares held by the Recipient under restrictions which have not yet lapsed, the shares that are the subject of such attempted disposition will be deemed to be forfeited. Before issuance of Plan Shares, no such shares will be earmarked for the Recipients' accounts nor will such Recipients have any rights as stockholders with respect to such shares.

      c. No Right to Continued Employment. Neither the Corporation's or the Bank's action in establishing the Plan, nor any action taken by either or the Board or the Committee under the Plan, nor any provision of the Plan, will be construed as giving to any person the right to be retained in the employ of the Corporation, the Bank, or any other subsidiary of the Corporation.

10.   Amendment, Suspension, or Termination of Plan

      The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment will not affect adversely rights or obligations with respect to allocations previously made; and provided further, that no modification of the Plan by the Board without approval of the stockholders will (i) increase the maximum number of Plan Shares reserved pursuant to Section 3 or (ii) change the provisions of Section 4 with respect to the total number of Plan Shares that may be allocated under the Plan.

11.   Governing Law

      The Plan will be governed by the laws of the State of New York.

12.   Expenses of Administration

      All costs and expenses incurred in the operation and administration of this Plan will be borne by the Corporation.

13.   Registration of Plan Shares

      a. Registration Requirement. If the Corporation determines at any time to register any of its securities under the Securities Act of 1933 (or similar statute then in effect) the Corporation, at its expense, will include among the securities which it then registers all Plan Shares or other stock or securities issues in respect thereof, in exchange therefore, or in replacement thereof as to which the Restricted Period has expired. The requirement of the preceding sentence, however, will not apply to the extent that any Recipient at that time has no present intent to sell or distribute the relevant shares. Also, in the case of stock or securities not of the Corporation, the Corporation's obligation under this Section 13 will be limited to using its best efforts to effect such registration.

      b.    Written  Notification.  As to  each  registration  pursuant  to this
            Section 13, the Corporation will keep the Recipients advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and at its expense will keep such registration effective for a period of nine months, or until all sales and distributions contemplated in connection therewith are completed, whichever period is shorter. Each Recipient will at his own expense furnish to the Corporation such information regarding the Recipient and the Recipient's ownership of Plan Shares (or other stock or securities) as the Corporation may reasonably request in writing in connection with any such registration.

      c. Prospectus; Indemnification. The Corporation, at its expense, will furnish to each Recipient such number of prospectuses incident to any such registration as such Recipient from time to time reasonably may request. In addition, the Corporation will indemnify each such Recipient against all claims, losses, damages, and liabilities caused by any untrue statement of a material fact contained in such prospectus (or in any related registration statement) or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Corporation by such Recipient expressly for use therein.
            Further, as a condition precedent to the obligations of the Corporation pursuant to this Section 13, each Recipient will agree in writing to indemnify the Corporation against all claims, losses, damages and liabilities caused by an untrue statement or omission based upon information furnished to the Corporation by such Recipient expressly for use therein.

The foregoing Plan was adopted and approved as set forth in the first paragraph hereof and is effective as of the date of approval by the shareholders of the Corporation as set forth above.

BANK OF SMITHTOWN                          SMITHTOWN BANCORP, INC.


By: /S/                                    By:  /S/
Printed Name: Bradley E. Rock              Printed Name: Bradley E. Rock
Title: Chairman, President and Chief       Title:  Chairman, President and Chief
       Executive Officer                           Executive Officer

                                   EXHIBIT "A"

                  SMITHTOWN BANCORP NOTICE OF ALLOCATION UNDER
                      RESTRICTED STOCK PLAN AND PROSPECTUS

To:   1.    _____________________________, Recipient, and
      2.    Treasurer, Smithtown Bancorp, Inc.

This is to advise you that the Smithtown Bancorp, Inc.'s Board of Directors has on the date of this notice allocated to the Recipient above named a total of ______________ Plan Shares under and pursuant to the Restricted Stock Plan with a purchase price of $___________ per share and with restrictions
("Restrictions") on such Plan Shares as set forth in the Smithtown Bancorp Restricted Stock Plan, a copy of which is being furnished to you.

You may obtain, without charge, upon written or oral request, the following documents, all of which are incorporated herein by reference:

      1. Smithtown Bancorp, Inc.'s annual report on Form 10-K for the year ended December 31, _______;

      2. All reports filed by Smithtown Bancorp, Inc. pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the annual report on Form 10-K referred to in Item 1 above;

      3. All documents filed by Smithtown Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the annual report on Form 10-K referred to in Item 1 above;

      4.    Smithtown Bancorp, Inc.'s most recent Annual Report to Shareholders.

The Restricted Period and the date on which the Restrictions on such Plan Shares shall expire is follows:

  % of Plan Shares on Which
  Restrictions Lapse                     Date on which Restrictions Lapse
  ------------------                     --------------------------------
  20% of the Plan Shares                 December 31 in year of allocation of Plan Shares

  20% of the Plan Shares                 December 31 of the first year after the year of allocation

  20% of the Plan Shares                 December 31 of the second year after the year of allocation

  20% of the Plan Shares                 December 31 of the third year after the year of allocation

  20% of the Plan Shares                 December 31 of the fourth year after the year of allocation

For these shares to be issued, the Recipient must make payment of $_________ and deliver to the Treasurer of the Corporation an agreement in duplicate, in the form as Exhibit B hereto, within 15 days from the date of this notice.

                                               Smithtown Bancorp, Inc.


Date: _______________________________          _________________________________
                                               Printed Name: ___________________
                                               Title: __________________________

                                   EXHIBIT "B"

                                SMITHTOWN BANCORP
                              RESTRICTED STOCK PLAN

To:   Treasurer, Smithtown Bancorp, Inc.

Enclosed is the sum of $_________, being equal to the purchase price of __________ Plan Shares allocated to and purchased by me pursuant to the Corporation's Restricted Stock Plan. Upon receipt of these Plan Shares, I will deposit them, together with a stock power duly endorsed in blank with an escrow agent appointed pursuant to Section 7(a) of the Plan. I represent and agree that I am acquiring these Plan Shares for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws. I agree further that I have received a copy of the Plan and I am acquiring these shares in accordance with, and subject to, the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. The undersigned further acknowledges that he/she has received and/or had the opportunity to review the following documents:

      1. Smithtown Bancorp, Inc.'s annual report on Form 10-K for the year ended December 31, _______;

      2. All reports filed by Smithtown Bancorp, Inc. pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the annual report on Form 10-K referred to in Item 1 above;

      3. All documents filed by Smithtown Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the annual report on Form 10-K referred to in Item 1 above;

      4.    Smithtown Bancorp, Inc.'s most recent Annual Report to Shareholders.

These agreements will bind and inure to the benefit of my heirs, legal representatives, successors, and assigns.

My address of record is: __________________________________________

My Social Security Number is: _____________________________________

                                             Recipient:

                                             ___________________________________
                                             Printed Name: _____________________

Receipt of the above, together with the payment referred to, is hereby acknowledged.

                                             Smithtown Bancorp, Inc.


                                             By:________________________________

Date:__________________________